Exhibit 10.9

FIRST FEDERAL SAVINGS BANK OF NEW MEXICO

1995 EMPLOYEES’ STOCK OPTION PLAN

1. Purpose of the Plan. The purpose of this Employees’ Stock Option Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to all Employees and Directors of the Bank or any Parent or Subsidiary of the Bank which now exists or hereafter acquires or is organized or acquired by the Bank, to promote the success of the business.

2. Definitions. As used herein, the following definitions shall apply:

(a)	“Board” shall mean the Board of Directors of the Bank.

(b)	“Code” shall mean the Internal Revenue Code of 1986, and any revisions and/or amendments thereto.

(c)	“Capital Stock” shall mean Permanent Capital Stock, par value $1.00 per share, of the Bank.

(d)	“Bank” shall mean First Federal Savings Bank of New Mexico, a federally chartered savings bank.

(e)	“Committee” shall mean the Stock Option Committee if one is appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan.

(f)	“Continuous Employment” or “Continuous Status As An Employee” shall mean the absence of any interruption or termination of employment by the Bank or any parent or Subsidiary of the Bank which exists or hereafter acquires or is organized or acquired by the Bank. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or in the case of transfers between payroll locations of the Bank or between the Bank, its Parent, its subsidiaries or its successor.

(g)	“Director” shall mean a member of the Board of Directors.

(h)	“Employee” shall mean any person employed by the Bank or Parent or Subsidiary of the Bank.

(i)	“Option” shall mean a stock option granted pursuant to the Plan.

(j)	“Optioned Stock” shall mean stock subject to an Option granted pursuant to this Plan.

(k)	“Optionee” shall mean an Employee who received an option.

(l)	“Parent” shall mean a “parent corporation” as defined in Section 424 (e) and (g) of the Code.

(m)	“Plan” shall mean First Federal Savings Bank of New Mexico’s 1995 Employee Stock Option Plan.

(n)	“Share” shall mean the Capital Stock of the Bank, as adjusted in accordance with Section 11 of the Plan.

(o)	“Subsidiary” shall mean a “subsidiary corporation” as defined in Section 424 (f) and (g) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 20,441 shares of Capital Stock. Such shares may be authorized, but unissued, or may be treasury shares.

If an Option should expire or become unexercisable for any reasons without having been exercised in full, the unpurchased shares which were subject thereto shall, unless the Plan shall have been terminated, become available for other Options under the Plan.

4. Administration of the Plan.

(a)	Procedural Rules. The Plan shall be administered by the Board.

The Board may appoint a Committee consisting of not less than three members of the Board to administer the Plan on behalf of the Board. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee and, thereafter, directly administer the Plan. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. The Committee may appoint a secretary to keep minutes of its meetings and may make such rules and regulations for the conduct of its business as it shall deem advisable.

If no Committee has been appointed, members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the granting of any Options pursuant to the Plan except that no such member shall act upon the granting of an Option to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him and her.

If a Committee has been appointed, the members of the Committee shall not be eligible to receive Options awarded by action of the Committee unless the affected Optionee abstains from voting on options granted to him or her.

As hereinafter used in this Plan and in any Option granted hereunder, the term “Committee” shall refer to either the Committee or the board if no Committee is then designated.

(b)	Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, subject to Board approval: (i) to determine the fair market value of the shares covered by each Option, the Employees of the Bank, its Parent or Subsidiary to whom, and the time or times at which Options shall be granted, and the number of shares to be represented by each Option; (ii) to interpret the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to determine the terms and provisions of each Option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (v) to accelerate any exercise date of any Option; (vi) to authorize any person to execute on behalf of the Bank any instrument required to effectuate the granting of any Option previously granted by the Committee; and (vii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c)	Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee, subject to Board approval, shall be final and binding on all Optionees and any other holders of any Options granted under this Plan.

5. Eligibility. Options may be granted only to Employees and Directors of the Bank, its Parent or Subsidiary which now exists or hereafter acquires or is organized or acquired by the Bank. An Employee who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

6. Term of the Plan. The Plan shall become effective upon its adoption by the Board and its approval by vote of the holders of a majority of the outstanding shares of the Bank entitled to vote on the adoption of the Plan. The plan shall continue in effect for a term of ten years unless sooner terminated under Section 13 of the Plan.

7. Term of Option. Unless otherwise provided in the terms of an Option, the term of each Option granted under the Plan shall be five years from the date of grant thereof.

8. Option Price. The Option price for the Shares to be issued pursuant to any Option granted under the Plan shall be not less than one hundred percent (100%) of the fair market value of such Shares on the date the Option is granted, as determined by the Committee. [If an employee or director owns Common Stock representing more than ten percent of the outstanding Common Stock at the time an Incentive Stock Option is granted, then the Incentive Stock Option Price shall not be less than 110 percent of the fair market value of the Common Stock at the time the Incentive Stock Option is granted.]*

9. Exercise of Option.

(a)	Procedure for Exercise. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Option granted to an Optionee. [No more than $100,000 of Incentive Stock Options can become exercisable for the first time in any one year for any one person.]*

An Option may not be exercised for a fractional Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Bank in accordance with the terms of the Options by the person entitled to exercise the Option and full payment of the Shares with respect to which the Option is exercised has been received by the Bank. Until the issuance of the stock certificates (as evidenced by the appropriate entry on the books of the Bank or of a duly authorized transfer agent of the Bank), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificates are issued except as provided in Section 11 of the Plan.

(b)	Exercise During Employment or Following Death. Unless otherwise provided in the terms of an Option, an Option may be exercised by the Optionee only while he is an Employee and has maintained since the date of the grant of the Option, the Continuous Status As An Employee.

10. Non-Transferability of Options. An Option granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner. An Option may be exercised, during the lifetime of the Optionee, only by such Optionee.

*	Provision from Section 422 of the Internal Revenue Code required for Incentive Stock Options.

11. Recapitalization, Merger, Consolidation, and Similar Transaction.

(a)	Adjustment. Subject to any required action by the stockholders of the Bank, within the discretion of the Committee, subject to Board approval, the aggregate number of Shares of Common Stock for which Options may be granted hereunder, the number of Shares of Common Stock covered by each outstanding Option, and the exercise price per Share of Common Stock of each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares of Common Stock resulting from a subdivision or consolidation of Shares (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such Shares of Common Stock effected without the receipt of consideration by the Bank (other than Shares held by dissenting stockholders).

(b)	Extraordinary Corporate Action. Subject to any required action by the stockholders of the Bank, in the event of any recapitalization, merger, consolidation, exchange of Shares, spin-off, reorganization, tender offer, liquidation or other extraordinary corporate action or event, the Committee, in its discretion, subject to Board approval, shall have the power, prior or subsequent to such action or event to:

(i)	appropriately adjust the number of Shares of Common Stock subject to each Option, the exercise price per Share of Common Stock, and the consideration to be given or received by the Bank upon the exercise of any outstanding Option;

(ii)	cancel any or all previously granted Options, provided that appropriate consideration is paid to the Optionee in connection therewith; and/or

(iii)	make such other adjustments in connection with the Plan as the Committee, in its sole discretion, deems necessary, desirable, appropriate or advisable; provided, however, that no action shall be taken by the Committee which would cause Incentive Stock Options granted pursuant to the Plan to fail to meet the requirements of Section 422 of the Code.

(c)	Acceleration. The Committee shall at all times have the power, subject to Board approval, to accelerate the exercise date of Options previously granted under the Plan.

(d)	Merger provisions for Option Plan. If the Bank is reorganized, or merged or consolidated, or is a party to a plan of exchange with another corporation pursuant to which reorganization, merger, consolidation or plan of exchange stockholders of the Bank receive any shares of Stock or other securities or if the Bank shall distribute (“Spin Off”) securities of another corporation to its shareholders, subject to the provisions set forth below, there shall be appropriate number of shares of:

(i)	each class of stock or other securities which were distributed to the shareholders of the Bank in respect of such shares in the case of a reorganization, merger, consolidation or plan of exchange, or

(ii)	in the case of a Spin Off, the securities distributed to shareholders of the Bank together with shares of Stock, such number of shares or securities to be determined in accordance with the provisions of section 424 of the Code (or other applicable provisions of the Code or regulations issued thereunder which may from time to time govern the treatment of incentive stock options in such a transaction, provided, however, that all such Options may be canceled by the Bank, at its sole and arbitrary discretion, as of the effective date of (x) a reorganization, merger, consolidation, plan of exchange or Spin Off or (y) any dissolution or liquidation of the Bank, by giving notice to each holder thereof of its intention to do so and by permitting the purchase for a period of approximately thirty days during the sixty days next preceding such effective date of all the vested shares subject to such outstanding Options).

12. Time of Granting Options. The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Board approves the action of the Committee recommending such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

13. Amendment and Termination of the Plan.

(a)	Amendment. The Board may alter, suspend or amend the Plan, except that no action of the Board may increase (other than as provided in Section 11 hereof) the maximum number of Shares permitted to be optioned under the Plan, materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility for participation in the Plan unless such action of the Board shall be subject to approval or ratification by the stockholders of the Bank.

(b)	Termination. The Board, without further approval of the stockholders, may at any time terminate the Plan. Any such termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated.

14. Conditions upon Issuance of Shares. Shares shall not be issued with respect to any Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Bank with respect to such compliance.

As a condition to the exercise of an Option, the Bank may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Bank, such a representation is required by any of the aforementioned relevant provisions of law.

15. Reservation of Shares. The Bank, during the term of this Plan, will at all times reserve and keep available, the number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Inability of the Bank to obtain from any regulatory body having jurisdiction authority deemed by the Bank’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Bank of any liability in respect of the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

16. Unsecured Obligation. No Participant under the Plan shall have any interest in any fund or special asset of the Bank by reason of the Plan or the grant of any Option under the Plan. No trust fund shall be created in connection with the Plan or any grant of any Option hereunder and there shall be no required funding of amounts which may become payable to any Participant.

17. Withholding Tax. The Bank shall have the right to deduct from all amounts paid in cash with respect to the cashless exercise of Options under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Bank shall have the right to require the Participant or such other person to pay the Bank the amount of any taxes which the Bank is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

18. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New Mexico, except to the extent that federal law shall be deemed to apply.

19. Cashless Exercise. Subject to vesting requirements, if applicable, an Optionee who has held an Option for at least six months may engage in the “cashless exercise” of the Option. Upon a cashless exercise, an Optionee gives the Bank written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Optioned Stock and to deliver enough of the proceeds to the Bank to pay the Option exercise price and any applicable withholding taxes. If the Optionee does not sell the Optioned Stock through a registered broker-dealer or equivalent third party, the Optionee can give the Bank written notice of the exercise of the Option and the third party purchaser of the Optioned Stock shall pay the Option exercise price plus any applicable withholding taxes to the Bank.